Exhibit 99.1


DON WYSE JOINS YP CORP. BOARD AS AN INDEPENDENT DIRECTOR

MESA, Ariz.--(BUSINESS WIRE)--May 27, 2004--YP Corp. (OTC BB: YPNT), a leading provider of Internet yellow pages and related services, announced that Don P. Wyse, director in Private Asset Management with Deutsche Bank, Los Angeles, has joined the company's board of directors.

Wyse coordinates the efforts of a five person team at Deutsche Bank which focuses on High Net Worth Individuals and Corporate Executive Services. Under Wyse's direction, the team utilizes the global capabilities of Deutsche Bank to construct innovative wealth planning solutions for high net worth clients. Prior to joining Deutsche Bank, Wyse spent 10 years with Citigroup and its predecessor firms.

"We're extremely pleased to have someone of Mr. Wyse's experience and reputation join the board of YP Corp.," said YP Corp. President and CEO Angelo Tullo in announcing Wyse's election. "His experience in the world of finance, his involvement with a global bank and his knowledge of financial integration will add a new dimension of experience to our existing board. Don's knowledge will be important assets as YP Corp. moves forward."

For his part, Wyse said he was very impressed with the quality of the management at YP Corp. "I hope to make a positive contribution to the growth of the company," said Wyse. One of his first tasks will be to assist John Langdon in developing an audit committee for the company.

As an executive, Wyse is known for his ability to structure financial packages and deal with a broad spectrum of clients and analysts.

Wyse has served on the boards of the Make-A-Wish Foundation, Los Angeles and the Friends of the Children's Pavilion (County Hospital-USC). Don is a native Californian and resides in Playa del Rey, where he enjoys an active life of sailing, SCUBA, kayaking and hiking when he's not working.


About YP Corp.

YP Corp., a leading provider of Internet-based Yellow Pages services, offers an Internet Advertising Package ("IAP") that includes a Mini-WebPage(TM) and Preferred Listing through its Yellow Pages Web site at www.YP.Com. The company's
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Web site contains listings for approximately 18 million businesses in the United
States and 150 million individuals in the United States and Canada. As of March 31, 2004, YP Corp. Inc. had about 305,000 IAP advertisers.

YP Corp. also provides an array of other Internet services that complement its Yellow Pages Web site, including an Internet Dial-Up Package(TM) (dial-up Internet access) and QuickSite(TM) (Web site design & hosting services).

YP Corp. is a longstanding member, exhibitor and sponsor of the two major Yellow Pages trade associations -- Yellow Page Integrated Media Association "YPIMA," the major trade association of Yellow Pages publishers throughout the world, and the Association of Directory Publishers


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"ADP," which mostly represents independent Yellow Pages publishers.


Forward-looking Statements

This press release includes statements that constitute "forward-looking statements," which are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to the company's (i) expectation of continued momentum; (ii) anticipation of continued strong growth; and (iii) launch of its branding campaign.

Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of YP Corp. and its subsidiary to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect the company's results and cause them to materially differ from those contained in the forward-looking statements contained herein include, without limitation the company's failure to attract or obtain new Internet Advertising Package customers, to realize the desired results of its marketing and solicitation efforts or the failure to launch its branding campaign.

Other factors that may affect forward-looking statements and the company's business generally include but are not limited to: (i) the success of existing competitors and the introduction of new competitors in the market; (ii) the impact of existing or new regulation on the company's marketing and solicitation efforts; (iii) risk factors and cautionary statements made in the company's Annual Report on Form 10-KSB for the period ended Sept. 30, 2003; and (iv) other factors that YP Corp. is currently unable to identify or quantify, but may exist in the future.

Forward-looking statements speak only as of the date the statement was made. YP Corp. does not undertake and specifically declines any obligation to update any forward-looking statements.


Contacts

YP Corp. Inc.
Roger Bedier, 480-325-4339
rogerb@ypcorp.com
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